Exhibit 99.1
Genpact Reports Full Year and Fourth Quarter 2023 Results
2023 Total Revenue of $4.48 billion, Up 2% (3% constant currency)1,2
2023 Digital Operations Services Revenue of $2.48 billion, Up 3% (4% constant currency)1
2023 Data-Tech-AI Services Revenue of $1.99 billion, Up 2%1,2,3
2023 Diluted EPS of $3.41, Up 81%; Adjusted Diluted EPS4,5 of $2.98, Up 9%
Increases Quarterly Dividend by 11%

NEW YORK, February 8, 2024 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering outcomes that transform businesses, today announced financial results for the fourth quarter and full year ended December 31, 2023.

“We delivered total annual revenue of $4.5 billion in 2023, up 2% year-over-year. While the macroeconomic environment remains challenging, we have identified and begun to implement several key initiatives to improve execution. Looking ahead, 2024 will be a year of strengthening our foundation for future growth,” said BK Kalra, President and CEO, Genpact. “As Genpact’s new CEO, my top priority is to sharpen our focus and drive increased speed and accountability throughout the organization to reach our full potential.”

Key Financial Highlights – Full Year 2023
•Total revenue was $4.48 billion, up 2% year-over-year (3% on a constant currency basis).1,2
•Revenue from Data-Tech-AI services was $1.99 billion, up 2% year-over-year, both on an as reported and constant currency basis,1,2 representing 45% of total revenue.
•Revenue from Digital Operations services was $2.48 billion, up 3% year-over-year (4% on a constant currency basis),1 representing 55% of total revenue.
•Net income was $631 million, up 79% year-over-year, including a non-recurring tax benefit of $170 million related to an intercompany transfer of intellectual property, with a corresponding margin of 14.1%.
•Income from operations was $631 million, up 26% year-over-year, with a corresponding margin of 14.1%.
•Adjusted income from operations was $763 million, up 6% year-over-year, with a corresponding margin of 17.0%.5,6
•Diluted earnings per share was $3.41, up 81% year-over-year, including a non-recurring tax benefit of $170 million related to an intercompany transfer of intellectual property. Adjusted diluted earnings per share4,5 was $2.98, up 9% year-over-year.
•New bookings were approximately $4.9 billion, up 26% year-over-year.7
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Total revenue and revenue from Data-Tech-AI services for the full year 2023 and full year 2022 include $0.5 million and $12 million of revenue, respectively, associated with a business classified as held for sale.
3 Both on an as reported and constant currency basis.
4 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release. During the quarter ended December 31, 2023, we completed an intercompany transfer of certain intellectual property rights from non-US to US wholly-owned subsidiaries, which resulted in a non-recurring tax benefit of $170 million. Net income and diluted earnings per share for the quarter and full year ended December 31, 2023 included this benefit. This benefit is excluded from adjusted diluted earnings per share for the quarter and year ended December 31, 2023.
5 Income from operations and diluted earnings per share for the full year 2022 included a $39 million restructuring charge related to lease impairment charges and employee severance charges, as well as a $33 million impairment charge and a $25 million loss on the sale of a business previously classified as held for sale. These items were excluded from adjusted income from operations and adjusted diluted earnings per share for the full year 2022.
6 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release. Adjusted income from operations margin for the full year 2022 and full year 2023 was derived by adjusting total revenue to exclude $12 million and $0.5 million of revenue, respectively, associated with a business previously classified as held for sale.
7 New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts.Regular renewals of contracts with no change in scope are not counted as new bookings.

•Cash generated from operations was $491 million, up 11% year-over-year.
•Genpact repurchased approximately 6 million of its common shares during the year for total consideration of approximately $225 million at an average price per share of $37.48.

Key Financial Highlights – Fourth Quarter 2023
•Total revenue was $1.15 billion, up 4% year-over-year, both on an as reported and constant currency basis.1,2
•Revenue from Data-Tech-AI services was $507 million, up 3% year-over-year (2% on a constant currency basis),1,2 representing 44% of total revenue.
•Revenue from Digital Operations services was $639 million, up 5% year-over-year (4% on a constant currency basis),1 representing 56% of total revenue.
•Net income was $291 million, up 225% year-over-year, including a non-recurring tax benefit of $170 million related to an intercompany transfer of intellectual property, with a corresponding margin of 25.4%.
•Income from operations was $163 million, up 27% year-over-year, with a corresponding margin of 14.2%.
•Adjusted income from operations was $203 million, up 9% year-over-year, with a corresponding margin of 17.7%.8,9
•Diluted earnings per share was $1.59, up 231% year-over-year, including a non-recurring tax benefit of $170 million related to an intercompany transfer of intellectual property. Adjusted diluted earnings per share4 was $0.82, up 17% year-over-year.
•Cash generated from operations was $192 million, compared to $230 million in the fourth quarter of 2022.
•Genpact repurchased approximately 2.2 million of its common shares during the quarter for total consideration of approximately $75 million at an average price per share of $34.27.

Capital Allocation
•Genpact’s Board of Directors declared a quarterly cash dividend for the first quarter of 2024 of $0.1525 per common share, an 11% increase, payable on March 26, 2024 to shareholders of record as of the close of business on March 11, 2024. The newly approved quarterly dividend represents a planned annual dividend of $0.61 per common share, increased from $0.55 per common share in 2023.

Outlook
Genpact’s outlook for the full year 2024 is as follows:
•Total revenue in the range of $4.57 billion to $4.61 billion, representing year-over-year growth of approximately 2% to 3% as reported, or 2.1% to 3.1% on a constant currency basis.1
◦Digital Operations services revenue growth of approximately 3% year-over-year and Data-Tech-AI services revenue growth of approximately 1.9% year-over-year at the midpoint of the range, as reported.
◦Digital Operations services revenue growth of approximately 3.1% year-over-year and Data-Tech-AI services revenue growth of approximately 2.1% year-over-year at the midpoint of the range, on a constant currency basis.1
•Gross margin of approximately 35%.
•Adjusted income from operations margin10 of approximately 17%.
•Adjusted diluted EPS11 in the range of $3.00 to $3.03.
8 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.
9 Adjusted income from operations margin for the fourth quarter of 2022 was derived by adjusting total revenue to exclude $3 million of revenue associated with a business classified as held for sale.
10 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
11 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

Genpact’s outlook for the first quarter of 2024 is as follows:
•Total revenue in the range of $1.108 billion to $1.114 billion, representing year-over-year growth of approximately 1.75% to 2.25% as reported, or 1.95% to 2.45% on a constant currency basis.1
◦Digital Operations services revenue growth of approximately 2.8% year-over-year and Data-Tech-AI services revenue growth of approximately 1.0% year-over-year at the midpoint of the range, as reported.
◦Digital Operations services revenue growth of approximately 3.0% year-over-year and Data-Tech-AI services revenue growth of approximately 1.3% year-over-year at the midpoint of the range, on a constant currency basis.1
•Gross margin of approximately 34.5%.
•Adjusted income from operations margin10 of approximately 16%.

Our outlook for the first quarter and full year 2024 reflects foreign currency exchange rates as of February 7, 2024.

Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 5:00 p.m. ET on February 8, 2024 to discuss the company’s performance for the fourth quarter and full year ended December 31, 2023. Those who wish to participate can register here to receive a dial-in number and unique PIN to access the call seamlessly. It is recommended callers join 10 minutes prior to the start of the event (although you may register and dial in at any time during the call). A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

About Genpact
Genpact (NYSE: G) is a global professional services firm delivering the outcomes that transform our clients’ businesses and shape their future. We're guided by our real-world experience redesigning and running thousands of processes for hundreds of global companies. Our clients – including many in the Global Fortune 500 – partner with us for our unique ability to combine deep industry and functional expertise, leading talent, and proven methodologies to drive collaborative innovation that turns insights into action and delivers outcomes at scale. We create lasting competitive advantages for our clients and their customers, running digitally enabled operations and applying our Data-Tech-AI services to design, build, and transform their businesses. And we do it all with purpose. From New York to New Delhi and more than 30 countries in between, our 125,000+ team is passionate in its relentless pursuit of a world that works better for people.
Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2024, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to general economic conditions, any deterioration in the global economic environment and its impact on our clients, technological innovation, including AI technology and future uses of generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients’ data from security incidents or cyberattacks, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, our ability to effectively execute our tax planning strategies, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa
+1 (718) 561-9843
siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2022	As of December 31, 2023
Assets
Current assets
Cash and cash equivalents	$646,765	$583,670
Accounts receivable, net of allowance for credit losses of $20,442 and $18,278 as of December 31, 2022 and 2023, respectively	994,755	1,116,273
Prepaid expenses and other current assets	137,972	191,566
Total current assets	$1,779,492	$1,891,509

Property, plant and equipment, net	180,758	189,803
Operating lease right-of-use assets	198,366	186,167
Deferred tax assets	135,483	298,921
Intangible assets, net	89,715	53,028
Goodwill	1,684,196	1,683,782
Contract cost assets	216,670	202,543
Other assets, net of allowance for credit losses of $3,198 and $4,096 as of December 31, 2022 and December 31, 2023, respectively	304,134	299,960
Total assets	$4,588,814	$4,805,713

Liabilities and equity
Current liabilities
Short-term borrowings	$151,000	$10,000
Current portion of long-term debt	26,136	432,242
Accounts payable	35,809	27,739
Income taxes payable	45,306	38,458
Accrued expenses and other current liabilities	791,007	759,180
Operating leases liability	54,063	50,313
Total current liabilities	$1,103,321	$1,317,932

Long-term debt, less current portion	1,249,153	824,720
Operating leases liability	190,398	168,015
Deferred tax liabilities	4,176	11,706
Other liabilities	215,608	234,948
Total liabilities	$2,762,656	$2,557,321

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 182,924,416 and 179,494,132 issued and outstanding as of December 31, 2022 and 2023, respectively	1,823	1,789
Additional paid-in capital	1,777,453	1,883,944
Retained earnings	780,007	1,085,209
Accumulated other comprehensive income (loss)	(733,125)	(722,550)
Total equity	$1,826,158	$2,248,392

Total liabilities and equity	$4,588,814	$4,805,713

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended December 31,
	2021	2022	2023
Net revenues	$1,072,277	$1,102,545	$1,146,253
Cost of revenue	702,656	717,337	738,699
Gross profit	$369,621	$385,208	$407,554
Operating expenses:
Selling, general and administrative expenses	244,858	236,557	237,419
Amortization of acquired intangible assets	13,824	9,862	7,454
Other operating (income) expense, net	(986)	11,038	(51)
Income from operations	$111,925	$127,751	$162,732
Foreign exchange gains (losses), net	1,140	6,080	576
Interest income (expense), net	(13,236)	(15,513)	(12,915)
Other income (expense), net	3,929	4,799	8,081
Income before income tax expense	$103,758	$123,117	$158,474
Income tax expense/(benefit)	30,673	33,405	(132,835)
Net income	$73,085	$89,712	$291,309
Earnings per common share
Basic	$0.39	$0.49	$1.61
Diluted	$0.38	$0.48	$1.59
Weighted average number of common shares used in computing earnings per common share
Basic	187,373,174	183,371,581	180,956,638
Diluted	193,191,605	187,525,698	183,354,187

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Year ended December 31,
	2021	2022	2023
Net revenues	$4,022,211	$4,371,172	$4,476,888
Cost of revenue	2,590,252	2,834,774	2,906,223
Gross profit	$1,431,959	$1,536,398	$1,570,665
Operating expenses:
Selling, general and administrative expenses	865,715	938,385	913,061
Amortization of acquired intangible assets	58,448	42,667	31,463
Other operating (income) expense, net	(1,203)	53,195	(4,716)
Income from operations	$508,999	$502,151	$630,857
Foreign exchange gains (losses), net	12,669	15,392	4,274
Interest income (expense), net	(51,434)	(52,204)	(47,935)
Other income (expense), net	12,895	(103)	15,028
Income before income tax expense	$483,129	$465,236	$602,224
Income tax expense/(benefit)	113,681	111,832	(29,031)
Net income	$369,448	$353,404	$631,255
Earnings per common share
Basic	$1.97	$1.92	$3.46
Diluted	$1.91	$1.88	$3.41
Weighted average number of common shares used in computing earnings per common share
Basic	187,802,219	184,184,930	182,345,548
Diluted	192,961,841	188,087,240	185,141,843

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year ended December 31,
	2021	2022	2023
Operating activities
Net income	$369,448	$353,404	$631,255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109,124	86,849	72,530
Amortization of debt issuance costs (including loss on extinguishment of debt)	2,678	2,376	1,967
Amortization of acquired intangible assets	58,448	42,667	31,463
Write-down of intangible assets and property, plant and equipment	915	1,377	—
Impairment charge on assets classified as held for sale	—	32,575	—
Loss on sale of business classified as held for sale	—	—	802
Write-down of operating lease right-of-use assets and other assets	—	20,307	—
Allowance for credit losses	1,487	1,583	3,979
Unrealized loss/(gain) on revaluation of foreign currency asset/liability	(8,304)	525	(1,061)
Stock-based compensation expense	81,968	77,373	88,576
Deferred tax benefit	(9,263)	(29,151)	(157,932)
Others, net	623	863	1,477
Change in operating assets and liabilities:
(Increase) in accounts receivable	(11,803)	(112,341)	(130,791)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	83,432	3,822	(39,075)
Increase (decrease) in accounts payable	11,740	14,185	(8,215)
Increase (decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liability	(2,057)	(54,329)	1,862
Increase (decrease) in income taxes payable	5,845	1,585	(6,025)
Net cash provided by operating activities	$694,281	$443,670	$490,812
Investing activities
Purchase of property, plant and equipment	(53,341)	(50,614)	(55,421)
Payment for internally generated intangible assets (including intangibles under development)	(3,907)	(3,775)	(3,356)
Proceeds from sale of property, plant and equipment and intangible assets	6,384	60	25
Payment for business acquisitions, net of cash acquired	(72,025)	(33)	(682)
Proceeds from / (payment) for divestiture of business	—	17,769	(19,510)
Proceeds from sale of investment	142	—	—
Net cash used for investing activities	$(122,747)	$(36,593)	$(78,944)
Financing activities
Repayment of finance lease obligations	(13,926)	(12,810)	(12,165)
Payment of debt issuance costs	(3,029)	(3,045)	—
Proceeds from long-term debt	350,000	239,130	—
Repayment of long-term debt	(34,002)	(620,130)	(19,875)
Proceeds from short-term borrowings	—	261,000	148,000
Repayment of short-term borrowings	(250,000)	(110,000)	(289,000)
Proceeds from issuance of common shares under stock-based compensation plans	35,051	27,751	39,485
Payment for net settlement of stock-based awards	(35,717)	(44,942)	(21,529)
Payment of earn-out consideration	(2,556)	(2,437)	(2,399)
Dividend paid	(80,479)	(91,837)	(100,014)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(298,219)	(214,082)	(225,499)
Others	(6)	—	—
Net cash used for financing activities	$(332,883)	$(571,402)	$(482,996)
Effect of exchange rate changes	(19,633)	(88,368)	8,033
Net increase (decrease) in cash and cash equivalents	238,651	(164,325)	(71,128)
Cash and cash equivalents at the beginning of the period	680,440	899,458	646,765
Cash and cash equivalents at the end of the period	$899,458	$646,765	$583,670
Supplementary information
Cash paid during the period for interest (including interest rate swaps)	$46,348	$51,147	$47,989
Cash paid during the period for income taxes, net of refunds	$31,761	$145,979	$156,733
Property, plant and equipment acquired under finance lease obligations	$286	$7,078	$2,459

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016, Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies.

During the second quarter of 2022, Genpact (a) initiated restructuring measures and, as a result, recorded a charge related to i) right-of-use lease assets and other assets related to certain abandoned leased office properties and ii) employee severance costs resulting from a focused reduction in Genpact's workforce and (b) approved a plan to divest a business that was no longer deemed strategic. Given the specialized nature of this business, we anticipated completing a transaction within twelve months after the end of the second quarter of 2022, and therefore, we classified the revenues and expenses related to this business as held for sale with effect from April 1, 2022. During the first quarter of 2023, the Company consummated this transaction and recorded a loss on the sale of the business. During the second quarter of 2023, the Company terminated a lease for office property which was fully impaired as part of a restructuring in the second quarter of 2022, as discussed above, and recorded a gain on such lease termination as restructuring income in the second quarter of 2023. During the fourth quarter of 2023, Genpact completed an intercompany transfer of certain intellectual property rights from non-US to US wholly-owned subsidiaries, which resulted in a non-recurring tax benefit of $170 million. Genpact’s management believes that excluding these restructuring charges, the loss on the sale of the business previously classified as held for sale, the revenues and expenses associated with such business, the gain on the lease termination and the non-recurring tax benefit on the transfer of intellectual property rights in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back stock-based compensation expense, amortization and impairment of acquired intangible assets, and acquisition-related expenses along with the related tax impact of other adjustments and excludes the non-recurring tax benefit on the transfer of intellectual property rights from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months and years ended December 31, 2022 and 2023:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2023	2022	2023
Net income	$89,712	$291,309	$353,404	$631,255
Foreign exchange (gains) losses, net	(6,080)	(576)	(15,392)	(4,274)
Interest (income) expense, net	15,513	12,915	52,204	47,935
Income tax expense	33,405	(132,835)	111,832	(29,031)
Stock-based compensation expense	22,479	24,726	77,373	88,576
Amortization and impairment of acquired intangible assets	9,857	7,453	42,566	31,348
Restructuring (income) expense	—	—	38,815	(4,874)
Operating loss from the business classified as held for sale	10,551	—	24,842	1,201
Impairment charge on assets classified as held for sale	11,149	—	32,575	—
Loss on the sale of business classified as held for sale	—	—	—	802
Adjusted income from operations	$186,586	$202,992	$718,219	$762,938
Net income margin	8.1%	25.4%	8.1%	14.1%
Adjusted income from operations margin	17.0%	17.7%	16.5%	17.0%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2023	2022	2023
Income from operations	$127,751	$162,732	$502,151	$630,857
Stock-based compensation expense	22,479	24,726	77,373	88,576
Amortization and impairment of acquired intangible assets	9,857	7,453	42,566	31,348
Other income (expense), net	4,799	8,081	(103)	15,028
Restructuring (income) expense	—	—	38,815	(4,874)
Operating loss from the business classified as held for sale	10,551	—	24,842	1,201
Impairment charge on assets classified as held for sale	11,149	—	32,575	—
Loss on the sale of business classified as held for sale	—	—	—	802
Adjusted income from operations	$186,586	$202,992	$718,219	$762,938
Income from operations margin	11.6%	14.2%	11.5%	14.1%
Adjusted income from operations margin	17.0%	17.7%	16.5%	17.0%

Reconciliation of Diluted EPS to Adjusted Diluted EPS12
(Per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2023	2022	2023
Diluted EPS	$0.48	$1.59	$1.88	$3.41
Stock-based compensation expense	0.12	0.13	0.41	0.48
Amortization and impairment of acquired intangible assets	0.05	0.04	0.23	0.17
Restructuring (income) expense	—	—	0.21	(0.03)
Operating loss from the business classified as held for sale	0.06	—	0.13	0.01
Impairment charge on assets classified as held for sale	0.06	—	0.17	—
Loss on the sale of business classified as held for sale	—	—	—	0.00
Tax impact on stock-based compensation expense	(0.04)	(0.01)	(0.12)	(0.10)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)	(0.06)	(0.04)
Tax impact on restructuring (income) expense	—	—	(0.05)	0.01
Tax impact on operating loss from the business classified as held for sale	(0.01)	—	(0.03)	(0.00)
Tax impact on impairment charge on assets classified as held for sale	(0.01)	—	(0.03)	(0.00)
Tax benefit on intercompany transfer of intellectual property rights	—	(0.93)	—	(0.92)
Adjusted diluted EPS	$0.70	$0.82	$2.74	$2.98

12 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2024:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin13

Year ending December 31, 2024
Net income margin	10.1%
Estimated interest (income) expense, net	1.3%
Estimated income tax expense	3.3%
Estimated stock-based compensation expense	1.8%
Estimated amortization and impairment of acquired intangible assets	0.6%
Adjusted income from operations margin	17.0%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin13

Year ending December 31, 2024
Income from operations margin	14.6%
Estimated stock-based compensation expense	1.8%
Estimated amortization and impairment of acquired intangible assets	0.6%
Estimated other income (expense), net	0.1%
Adjusted income from operations margin	17.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS13
(Per share data)

	Year ending December 31, 2024
	Lower	Upper
Diluted EPS	$2.55	$2.58
Estimated stock-based compensation expense	0.44	0.44
Estimated amortization and impairment of acquired intangible assets	0.14	0.14
Estimated tax impact on stock-based compensation expense	(0.10)	(0.10)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.04)
Adjusted diluted EPS	$3.00	$3.03

13 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending March 31, 2024:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin14

Quarter ending March 31, 2024
Net income margin	10.0%
Estimated interest (income) expense, net	1.2%
Estimated income tax expense	2.9%
Estimated stock-based compensation expense	1.2%
Estimated amortization and impairment of acquired intangible assets	0.6%
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin14

Quarter ending March 31, 2024
Income from operations margin	14.1%
Estimated stock-based compensation expense	1.2%
Estimated amortization and impairment of acquired intangible assets	0.6%
Estimated other income (expense), net	0.0%
Adjusted income from operations margin	16.0%
14 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.